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                                                                    Exhibit 23.1



                            STOCK PURCHASE AGREEMENT

THIS AGREEMENT dated as of March 16,1998 between ACTION INDUSTRIES, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania with offices at 460 Nixon Road, Cheswick, Pennsylvania 15024, (the "Purchaser"), and GENERAL VISION SERVICES, INC., a corporation organized under the laws of Delaware with offices at 330 West 42nd Street, New York, New York 10036 (the "Seller");

                             W I T N E S S E T H :

WHEREAS, the parties agree that the Purchaser commence the acquisition of the Seller as expeditiously as possible in a transaction which will not require the approval of the stockholders of either party as an interim step leading to the ultimate consummation of the acquisition of the Seller by the Merger contemplated by the Merger Agreement between the Purchaser and the Seller; and


WHEREAS, there are 26,707,278 shares of capital stock of GVS (the "GVS Common Stock") currently issued and outstanding; and

WHEREAS, in furtherance of the foregoing the parties intend that the Purchaser purchase 26,800,000 shares of GVS Common Stock in exchange for the consideration set forth in Section 1.2 below; and

WHEREAS, the parties hereto intend that this transaction shall constitute an issuance of stock in consideration for the investment received and, accordingly, constitute a transaction described in Section 1032 of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the Purchaser has strengthened its business by effecting a private financing completed on or about August 18, 1997 (the "First Financing") in which it received gross proceeds of $3.7 million and is effecting a private financing to be completed in March 1998 (the "Second Financing") in which it may receive gross proceeds of up to $300,000 (the First and second Financings hereinafter sometimes referred to collectively as the "Financings" and the purchasers in the Financings hereinafter referred to as the "Unit Purchasers"); and

WHEREAS, J. Robbins Securities, LLC ("Robbins") has acted as placement agent on behalf of the Purchaser in effecting the Financings.

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto do hereby agree as follows:

               ARTICLE I. PURCHASE AND SALE OF THE GVS SHARES

1.1    Transfer of the GVS Shares.

The Seller hereby sells to the Purchaser and the Purchaser hereby purchases from the Seller 26,800,000 shares of GVS Common Stock (the "GVS Shares"). free and clear of all security


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STOCK PURCHASE AGREEMENT BETWEEN ACTION
INDUSTRIES, INC. AND GENERAL VISION
SERVICES, INC. DATED AS OF MARCH 18, 1998

interests, pledges, liens, charges and encumbrances, and the Purchaser hereby purchases and accepts the GVS Shares from the Seller.



1.2    Consideration.

Subject to the provisions of this Agreement, as consideration for the GVS Shares sold, transferred and conveyed to the Purchaser, the Purchaser hereby pays to the Seller, receipt of which is acknowledged by the Seller, an aggregate of $5,197,582.15 which consists of the $2,697,582.15 previously advanced by the Purchaser to the Seller from the proceeds of the First Financing which is reflected in the notes dated June 13, 1997, July 20, 1997 and August 19, 1997 which notes are herewith delivered to the Seller marked paid in full, together with the Purchaser's note (the "Purchaser's Note") in the principal amount of $2.5 million in the form appended hereto as EXHIBIT A. The Purchaser's Note shall be secured, subject to a superior lien to be granted to the Unit Purchasers, as set forth in the form of security agreement appended hereto as EXHIBIT B, which lien in favor of GVS shall be released, unless the Unit Purchasers notes have previously been paid, in the event that the Merger or other business combination pursuant to which Purchaser acquires not less than 90% of the voting securities of GVS is not consummated by December 31, 1998. The Purchaser's Note and the Unit Purchaser's Notes shall also be secured by a continuing lien on all of the Purchasers other assets, except for the proceeds resulting from tax refunds or the issuance of debt of equity securities. Anything to the contrary not withstanding, Seller acknowledges that Purchaser may be unable to pay the GVS Note without obtaining additional financing, Purchaser agrees to use its best efforts to obtain the financing to pay the note.

1.3      Further Assurances.

The Seller shall from time to time after the date hereof, without further consideration, execute and deliver such instruments of transfer, conveyance and assignment and shall take such other action as the Purchaser may reasonably request to more effectively transfer, convey and deliver the GVS Shares to the Purchaser.

                   ARTICLE II. AMENDMENT TO MERGER AGREEMENT

The Merger Agreement is hereby amended as follows: (i) all releases required of resigning officers and directors relating to any moneys owed to or employment, consulting or other agreements with such resigning officers and directors shall be given mutually in the form appended hereto as EXHIBIT C upon the execution of this Agreement in consideration for which Charles C. Cohen, Esq., David S. Shapira, James H. Knowles, Jr. and William P. Snow, is each hereby granted options by the Purchaser to purchase 25,000 shares of the Purchaser's common stock (the "Action Common Stock") for a period of five years at $1.00 per share for 12,500 shares and $1.25 for the balance; (ii) the shares of GVS Common Stock referred to in Section 1.02 of Article I shall exclude the GVS Shares; (iii) all representations and warranties shall be true and correct as of the date hereof; and (iv) the conditions of closing set forth in Section 5.03 of Article V is hereby waived except that (A) neither party shall be obligated to proceed with the Merger if the consummation thereof is enjoined by a court of competent jurisdiction, (B) shareholder approval of both parties shall be required; and
(C) the calculation


                               PAGE 2 OF 6 PAGES

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STOCK PURCHASE AGREEMENT BETWEEN ACTION
INDUSTRIES, INC. AND GENERAL VISION
SERVICES, INC. DATED AS OF MARCH 18, 1998

of the Purchaser's negative net worth for the purpose of issuing B Preferred Stock shall be made as of December 31, 1997 and which is $(525,012) based upon the statement of Net Worth annexed hereto as Schedule 2.1, (D) all of the conditions set forth in 5.03(h), (o) and (p). Anything to the contrary not withstanding, options and/or warrants held by resigning officers and directors and all rights to indemnity and liability insurance coverage to which they are entitled are not released.

                  ARTICLE III. REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of the Seller.

The Seller represents and warrants to the Purchaser all of the representations and warranties set forth in Article II of the Merger Agreement as if fully set forth herein. In addition, the Seller represents and warrants to the Purchaser that (i) the GVS Shares have been duly authorized and are validly issued, fully paid and non-assessable and the holders thereof will not be subject to personal liability solely by reason of being such holders; (ii) none of the GVS Shares are subject to the preemptive rights of any stockholder of the Seller; (iii) all corporate action required to be taken for the authorization, issue and sale of the GVS Shares has been duly and validly taken; and (iv) the GVS Shares represent approximately 51% of the total of all shares of the Seller's capital stock issued and outstanding as of the date hereof.

3.2      Representations and Warranties of the Purchaser.

The Purchaser represents and warrants to the Seller all of the representations and warranties set forth in the Merger Agreement as if fully set forth herein.

3.3    Representations and Warranties of the Purchaser and the Seller.

The Purchaser and the Seller each represent and warrant to the other that (i) it has due and proper authority to make and perform all duties and obligations set forth and contemplated by this Agreement, and full power and authority to execute and deliver this Agreement; (ii) the execution and delivery of this Agreement will not result in the breach of or default under, with or without the giving of notice and/or the passage of time, any other agreement, arrangement or indenture to which it is a party or by which it may be bound, or the violation of any law, statute, rule, decree, judgment or regulation binding upon it; and
(iii) upon the execution and delivery of this Agreement by it, such Agreement shall constitute its valid and legally binding obligation enforceable in accordance with the terms thereof.

                       ARTICLE IV. NATURE AND SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

4.1     Nature of Statements.

All statements contained herein or in any schedule, exhibit, or certificate delivered by or on behalf of the Seller or the Purchaser pursuant to this Agreement, or in connection with the


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STOCK PURCHASE AGREEMENT BETWEEN ACTION
INDUSTRIES, INC. AND GENERAL VISION
SERVICES, INC. DATED AS OF MARCH 18, 1998

transactions contemplated hereby, shall be deemed representations and warranties by the Seller or the Purchaser, as the case may be.

4.2      Survival of Representations and Warranties.

All covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall not survive the execution of this Agreement.

                              ARTICLE V. COVENANTS

5.1 Covenant of Purchaser. The Purchaser covenants and agrees that (i) upon execution of this Agreement it shall obtain the resignation of its officers and certain of its directors and appoint directors to replace them so that its board of directors shall consist of the persons set forth on SCHEDULE 3.1; and (ii) it shall vote the GVS Shares in favor of the Merger.



5.2 Covenant of Seller. The Seller covenants and agrees that it shall use the proceeds it shall receive from the payment of the Purchaser's Note in accordance with the Use of Proceeds Schedule appended hereto as SCHEDULE 3.2.



5.3 Covenants of Purchaser and Seller. The Purchaser and the Seller each covenant and agree with the other that it will, concurrently with the change in the Seller's board of directors referred to in SECTION 3.1 above, cause the board to (i) appoint a special committee (the "Special Committee") composed of William J. Rappaport, H. Charles Kleinman and Barry W. Blank ("Blank") (or Joel Berez if Blank is unable to serve) with Joel Berez serving as a nonvoting member, the unanimous approval which shall be required to (A) make any material change in (1) the terms of the Merger Agreement, (2) this Stock Purchase Agreement, (3) the Promissory Note annexed hereto as Exhibit A, (4) the definition of Collateral contained in the annexed Security Agreements or (5) the use of proceeds as set forth on SCHEDULE 3.2, or (B) permit the Seller to issue any equity securities or securities convertible into equity securities prior to the consummation of the Merger or ; and (ii) adopt the resolution in the form appended hereto as EXHIBIT D and the by-law revision in the form appended hereto as EXHIBIT E.

                        ARTICLE VI. CONDITIONS OF CLOSING

6.1 Conditions of Purchaser's Obligations to Close. The Purchaser's obligation to executing this Agreement and closing this transaction shall be subject to (i) the purchase by the Purchaser of three years of directors and officers liability insurance in the coverage amount of $5.0 million for the Purchaser's existing officers and directors; (ii) the Seller providing the Purchaser's counsel with evidence, reasonably acceptable to such counsel, that there are no more than 35 shareholders of the Seller who are "non accredited";
(iii) the Seller providing the Purchaser with a written agreement from William Rappaport ("Rappaport"), the beneficial owner of 11,755,600 shares of GVS Common Stock, Ned Steinfeld, the beneficial owner of 7,244,078 shares of GVS Common Stock, and Kenneth Levin, the beneficial owner of 2,550,000 shares of GVS Common Stock to vote their respective shares of GVS Common


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STOCK PURCHASE AGREEMENT BETWEEN ACTION
INDUSTRIES, INC. AND GENERAL VISION
SERVICES, INC. DATED AS OF MARCH 18, 1998



Stock in favor of the Merger; (iv) the execution by Rappaport of an employment agreement with the Seller which removes all obligations of the Seller to repurchase, except with the proceeds of existing life insurance policies, any equity securities from Rappaport; and (v) simultaneously with the execution of this Agreement the payment of all professional fees then owed by the Purchaser.



6.2 Conditions of Seller's Obligations to Close. The Seller's obligation to executing this Agreement and closing this transaction shall be subject to the Purchaser providing the Seller with a written agreement from Blank, the beneficial owner of 583,500 shares of Action Common Stock; Joel Berez and/or his affiliates, collectively the beneficial owners of shares 673,400 of Action Common Stock, and Joseph Giamanco, the beneficial owner of 339,500 shares of Action Common Stock to conclude the acquisition by voting their respective shares of Action Common Stock in favor of the Merger.



6.3 Condition of both Parties' Obligation to Close. The obligation of both parties to executing this Agreement and closing this transaction shall be subject to Robbins obtaining the written consent of all Unit Purchasers to this transaction.



                           ARTICLE VII. MISCELLANEOUS



7.1    Amendment.

This Agreement may be amended only by an instrument in writing executed by each party hereto and with the unanimous consent of the special committee of the Action Board of Directors.



7.2     Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.



7.3     Entire Agreement.

This Agreement and any exhibits, schedules, certificates or documents referred to herein, constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof.



7.4    Expenses.

Each party shall be responsible for its own accounting and attorney's fees and other expenses in connection with this agreement.

7.5    Governing Law.

This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of New York.


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STOCK PURCHASE AGREEMENT BETWEEN ACTION
INDUSTRIES, INC. AND GENERAL VISION
SERVICES, INC. DATED AS OF MARCH 18, 1998



7.6    Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered, if sent by overnight express service or if mailed, first class, registered or certified mail, postage prepaid to the parties at their respective addresses as set forth above or to such other address as shall be given in writing by either party to the other.

7.7      Section and Paragraph Headings.

The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

7.8     Successors Bound.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                  THE PURCHASER:

                                  ACTION INDUSTRIES, INC.


                                  BY: /s/ T. RONALD CASPER
                                    ------------------------------------
                                    T. Ronald Casper, President


                                  THE SELLER:

                                  GENERAL VISION SERVICES, INC.

                                  BY: /s/ WILLIAM RAPPAPORT
                                    ------------------------------------
                                    William Rappaport, President and CEO

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STOCK PURCHASE AGREEMENT BETWEEN ACTION
INDUSTRIES, INC. AND GENERAL VISION
SERVICES, INC. DATED AS OF MARCH 18, 1998



                                  SCHEDULE 2.1
                             STATEMENT OF NET WORTH









                               PAGE 7 OF 6 PAGES


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                                  SCHEDULE 3.1
                                  APPENDED TO
                            STOCK PURCHASE AGREEMENT
                               (THE "AGREEMENT")
                                    BETWEEN
                            ACTION INDUSTRIES, INC.
                                      AND
                         GENERAL VISION SERVICES, INC.
                           DATED AS OF MARCH 18,1998

                             SCHEDULE OF RESIGNING
                                      AND
                             REPLACEMENT DIRECTORS

The following directors of the Purchaser shall resign upon the execution of the
Agreement: Charles C. Cohen, Esq., David S. Shapira, James H. Knowles, Jr. and William B. Snow. The following individuals shall be appointed as directors of the Purchaser to replace the resigning directors: William Rappaport, H. Charles Kleinman, Ned Steinfeld, Howard Rapp, Ralph Woythaler and Bruce Allen. Joel Berez and Barry W. Blank shall remain as directors of the Purchaser.

                                  SCHEDULE 3.2
                                  APPENDED TO
                            STOCK PURCHASE AGREEMENT
                               (THE "AGREEMENT")
                                    BETWEEN
                            ACTION INDUSTRIES, INC.
                                      AND
                         GENERAL VISION SERVICES, INC.
                           DATED AS OF MARCH 16, 1998

                                  SCHEDULE OF
                                USE OF PROCEEDS

The Seller shall use the proceeds (the "Proceeds") it shall receive from the payment of the Purchaser's Note and/or the contemplated $2 million financing for store refurbishment, purchase of inventory, general and administrative expenses, working capital, and such other purposes as the Seller's management shall deem necessary for the support, maintenance and operation of the Seller's business. Anything to the contrary not withstanding, the Seller agrees that no portion of the Proceeds will be used to repurchase any of its securities or repay indebtedness to any of its officers, directors, stockholders or other affiliates except for scheduled payments to William J. Rappaport and Ned Steinfeld arising from advances or joint venture profit distributions, or the $75,000 payment due to Paxton Ventures Corp, in accordance the terms of the settlement agreement between the Seller and Paxton.

                                  SCHEDULE 3.2
                                  APPENDED TO
                            STOCK PURCHASE AGREEMENT
                               (THE "AGREEMENT")
                                    BETWEEN
                            ACTION INDUSTRIES, INC.
                                      AND
                         GENERAL VISION SERVICES, INC.
                           DATED AS OF MARCH 16, 1998

                                  SCHEDULE OF
                                USE OF PROCEEDS

The Seller shall use the proceeds (the "Proceeds") it shall receive from the payment of the Purchaser's Note and/or the contemplated $2 million financing for store refurbishment, purchase of inventory, general and administrative expenses, working capital, and such other purposes as the Seller's management shall deem necessary for the support, maintenance and operation of the Seller's business. Anything to the contrary not withstanding, the Seller agrees that no portion of the Proceeds will be used to repurchase any of its securities or repay indebtedness to any of its officers, directors, stockholders or other affiliates except for scheduled payments to William J. Rappaport and Ned Steinfeld arising from advances or joint venture profit distributions, or the $75,000 payment due to Paxton Ventures Corp. in accordance the terms of the settlement agreement between the Seller and Paxton.